Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

CEDAR REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification no.)

44 South Bayles Avenue
Port Washington, NY  11050
                (516) 767-6492
(Address of principal executive offices)

  2012 Stock Incentive Plan
(Full title of the plan)

MARTIN H. NEIDELL
Stroock & Stroock & Lavan LLP
180 Maiden Lane
          New York, New York  10038
(Name and address of agent for service)

                                    (212) 806-5836
(Telephone number, including area code of agent for service)
_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer	Accelerated filer ☒
Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock $.06 par value	4,500,000 shares (2)	$5.085	$22,882,500	$2,623

(1)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices for the Common Stock of Registrant as reported on the New York Stock Exchange.

(2)           There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note:
The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act.  These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.  See Rule 428(a)(1) under the Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

(c)           The Registrant's current reports on Form 8-K filed January 31, 2012, May 16, 2012, May 29, 2012 and June 19, 2012;

(d)           Item 1 of the Registrant’s Registration Statement on Form 8-A, as amended, filed October 1, 2003 to register the Registrant’s Common Stock, par value $.06 per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Articles of Incorporation and By-laws of the Registrant provide for the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by the Maryland General Corporation Law against certain liabilities and expenses.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description	Page Number

5	Opinion of Stroock & Stroock & Lavan LLP.

23(a)	Consent of Stroock & Stroock & Lavan LLP.
Included in Exhibit 5 to this Registration Statement.

23(b)	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page).

Item 9.  Undertakings.

The undersigned Registration hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post  effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration Statement is on Form S 3 or Form S 8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3 19 of Regulation S X at the start of any delayed offering or throughout a continuous offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on the 9th day of August, 2012.

CEDAR REALTY TRUST, INC.
(Registrant)

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby authorizes Bruce J. Schanzer, Philip R. Mays and Stuart H. Widowski, and each of them acting individually, with full power of substitution to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Bruce J. Schanzer, Philip R. Mays and Stuart H. Widowski, and each of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such Amendments to this Registration Statement.

Signature	Title	Date

/s/Bruce J. Schanzer Bruce J. Schanzer	President and Chief Executive Officer (Principal Executive Officer), Director	August 9, 2012

/s/Philip R. Mays Philip R. Mays	Principal Financial Officer	August 9, 2012

/s/Gaspare J. Saitta, II Gaspare J. Saitta, II	Principal Accounting Officer	August 9, 2012

/s/James J. Burns James J. Burns	Director	August 9, 2012

/s/Pamela N. Hootkin Pamela N. Hootkin	Director	August 9, 2012

/s/Paul J. Kirk, Jr. Paul G. Kirk, Jr.	Director	August 9, 2012

/s/Everett B. Miller, III Everett B. Miller, III	Director	August 9, 2012

/s/Roger M. Widmann Roger M. Widmann	Director	August 9, 2012

EXHIBIT INDEX

Exhibit Number	Description	Page Number

5	Opinion of Stroock & Stroock & Lavan LLP.

23(a)	Consent of Stroock & Stroock & Lavan LLP. Included in Exhibit 5 to this Registration Statement.

23(b)	Consent of Ernst & Young LLP.

24	Power of Attorney (included on signature page).